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                                                                      Exhibit 21





SUBSIDIARIES OF THE REGISTRANT
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     Following lists the subsidiaries of the registrant and the state of incorporation of each:

                     NAME                               INCORPORATED
                     ----                               ------------

     1)  The Cortland Savings and Banking Company           Ohio

     2)  New Resources Leasing Company                      Ohio